Exhibit 21
Subsidiaries of Arvin Industries, Inc.

Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of the Company included in the consolidated financial statements of the Company and its subsidiaries in the Company's Annual Report on Form 10-K for the year ended December 28, 1997. Certain subsidiaries, which when considered in the aggregate would not constitute a significant subsidiary, are omitted from the list below.


                                             State or Other
                                             Jurisdiction of
Company Name                                 Incorporation
-------------                                ---------------
Maremont Corporation                         Delaware
Maremont Exhaust Products, Inc.              Delaware
Gabriel Europe, Inc.                         Delaware
Gabriel Ride Control Products, Inc.          Delaware
Roll Coater, Inc.                            Indiana
Arvin International Holdings, Inc.           Delaware
AVM, Inc.                                    South Carolina
Arvin Automotive of Canada                   Canada
Arvin Ride Control Products, Inc.            Canada
Arvin Finance Company of Canada              Canada
Arvin Canada Holding, Ltd.                   Canada
Way Assauto S.r.l.                           Italy
Autocomponents Suspension S.r.l.             Italy
ANSA Marmitte S.p.A.                         Italy
Arvin de Mexico S.A. de C.V.                 Mexico
Arvin-Exhaust B.V.                           The Netherlands
Arvin International Holland B.V.             The Netherlands
Timax Exhaust Systems Holding                The Netherlands
Arvin RCI B.V.                               The Netherlands
Arvin-Exhaust S.A.                           Spain
A. P. Amortiguadores, S.A.                   Spain
Arvin France S.A.                            France
Financiere ROSI S.A.                         France
Arvin International U.K., Ltd.               United Kingdom
Arvin Exhaust Ltd.                           United Kingdom
Arvin Investment U.K., Ltd.                  United Kingdom
Timax U.K., Ltd.                             United Kingdom
Gabriel S. A. Pty. Ltd.                      South Africa